Exhibit 99.1

News Release

Contact:
Brian Beades
212-810-5596
invrel@blackrock.com

BlackRock Appoints John A. Thain to Board of Directors

New York, January 16, 2008 - BlackRock, Inc. (NYSE:BLK) today announced the addition of John A. Thain to its Board of Directors.  The addition of Mr. Thain brings the total number of directors to 17, 10 of whom are independent and not affiliated with the Company.

Mr. Thain is Chairman and Chief Executive Officer of Merrill Lynch.  Prior to joining Merrill Lynch in December 2007, Mr. Thain was Chief Executive Officer, Director and a member of the Management Committee of NYSE Euronext, Inc. from January 2004.  Mr. Thain served as President and Chief Operating Officer of Goldman Sachs Group, Inc. from July 2003 to January 2004 and was President and Co-Chief Operating Officer from May 1999 through June 2003.  From 1994 to 1999, he served as Chief Financial Officer and head of operations, technology and finance. From 1995 to 1997, he was also Co-Chief Executive Officer for European operations.

“I have known John for 25 years and have great respect for his operating experience and deep understanding of the global capital markets,” commented Laurence D. Fink, Chairman and Chief Executive Officer of BlackRock.  “I am pleased to welcome him to our Board and look forward to working with him both as our strategic partner and as a Director of BlackRock.”

About BlackRock

BlackRock is one of the world’s largest publicly traded investment management firms.  As of September 30, 2007, AUM was $1.3 trillion.  The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products.  In addition, a growing number of institutional investors use BlackRock Solutions® investment system, risk management and financial advisory services.  Headquartered in New York City, the firm has approximately 5,100 employees in 19 countries and a major presence in key global markets, including the U.S., Europe, Asia, Australia and the Middle East. For additional information, please visit the Company's website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock's SEC reports and those identified  elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock's investment products, including its separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Merrill Lynch or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory and administration fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock's ability to successfully integrate the MLIM and Quellos businesses with its existing business; (16) the ability of BlackRock to effectively manage the former MLIM and Quellos assets along with its historical assets under management; and (17) BlackRock's success in maintaining the distribution of its products.

BlackRock's Annual Reports on Form 10-K and BlackRock's subsequent filings with the SEC, accessible on the SEC's website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

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